EXHIBIT 23





                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors
Century Telephone Enterprises, Inc.:


     We consent to incorporation by reference in the Registration Statements (No. 33-17114 and No. 33-52915) on Form S-3, the Registration Statements (No. 33-5836, No. 33-17113, No. 33-46562, No. 33-48554 and No. 33-60061) on Form S-8,
the Registration Statements (No. 33-31314 and No. 33-46473) on combined Form S-8 and Form S-3, and the Registration Statements (No. 33-39196, No. 33-48956, and No.33-50791) on Form S-4 of Century Telephone Enterprises, Inc. of our report dated January 29, 1996, relating to the consolidated balance sheets of Century Telephone Enterprises, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Century Telephone Enterprises, Inc.



/s/ KPMG Peat Marwick LLP

KPMG PEAT MARWICK LLP

Shreveport, Louisiana
March 15, 1996